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                                                                   EXHIBIT 3.02

                        CERTIFICATE OF AMENDMENT OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                CSK GROUP, LTD.

  (Originally incorporated under the name NR Holdings, Inc. on July 12, 1993)

         CSK GROUP, LTD. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments of the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and submitting said amendments to the vote of the stockholders of the Corporation. The resolutions setting forth the proposed amendments are as follows:

                 RESOLVED, that the Restated Certificate of Incorporation of this Corporation, dated October 30, 1996, be amended by changing
         Article IV, Section 2 so that, as amended in its entirety, said Section shall be and read as follows:

                 2. Designation and Number. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,435,940. There shall be seven classes of stock of the Corporation. The first class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class A Stock" and the number of shares constituting such class shall be 427,836. The second class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class B Stock" and the number of shares constituting such class shall be 111,111. The third class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class C Stock" and the number of shares constituting such class shall be 131,662.
         The fourth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class D Stock" and the number of shares constituting such class shall be 5,000. The fifth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class E Stock" and the number of shares constituting such class shall be 542,361. The sixth class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class F Stock" and the number of shares constituting such class shall be 0. The seventh class of stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Common Stock" and the number of shares constituting such class shall be 1,217,970. The Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock, and Common Stock are sometimes referred to collectively herein as the "Stock". The

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION

         Corporation may, by an amendment to the Certificate of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock, or Common Stock then outstanding), the number of authorized shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock, or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert to authorized but unissued Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, Class F Stock, or Common Stock, as the case may be, except that shares of Class A Stock, Class B Stock, Class C Stock, Class D Stock, Class E Stock, or Class F Stock which are converted into Common Stock pursuant to Section 6 hereof shall be treated as provided therein. Shares of Class F Stock redeemed, purchased or otherwise acquired, by the Corporation pursuant to the terms hereof shall be returned and canceled and shall no longer be authorized.

                 RESOLVED, that the Restated Certificate of Incorporation of this Corporation, dated October 30, 1996, be amended by changing
         Article IV, Section 7(a) so that, as amended in its entirety, said Section shall be and read as follows:

                 (a) Holders of shares of Class E Stock, Class F Stock and Common Stock shall be entitled to one vote, and holders of Class D Stock shall be entitled to 112.9 votes, for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law ("DGCL").

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendments were submitted to the stockholders of the Corporation and the stockholders entitled to vote thereon approved the proposed amendments by a unanimous written consent in accordance with the General Corporation Law of the State of Delaware.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed by its duly authorized officer this ___ day of December, 1997.

                                       CSK GROUP, LTD.

                                       By: /s/     James G. Bazlen
                                           -----------------------------------
                                       Name        James G. Bazlen
                                            ----------------------------------
                                       Title:      President
                                              --------------------------------



CERTIFICATE OF AMENDMENT OF THE       2
CERTIFICATE OF INCORPORATION